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                                                                   Exhibit 12.15



SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES NOONEY RIDER TRAIL, LLC
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                   Year End.   Year End.   Year End.    Year End.
                                                                     1997        1998        1999          2000
                                                               ------------------------ ------------ -------------
Earnings:
  Pretax income (loss)                                               $ (81)      $ (77)       $ (97)       $ 252

Fixed Charges:
  Interest expense                                                     423         413          395          84
  Interest factor of rental expense                                      -           -            -           -
                                                               ------------------------ ------------ -------------
             Total fixed charges                                       423         413          395          84
                                                               ------------------------ ------------ -------------

             Total earnings                                            342         336          298         336

             Total fixed charges                                       423         413          395          84
                                                               ------------------------ ------------ -------------

                                                               ------------------------ ------------ -------------
Ratio of earnings to fixed charges                                    0.81        0.81         0.75        4.00
                                                               ------------------------ ------------ -------------

                                                               ------------------------ ------------ -------------
  Deficiency to cover fixed charges                                    (81)        (77)         (97)           -
                                                               ------------------------ ------------ -------------

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                                    -           -            -           -
             Interest factor                                           33%         33%          33%         33%
                                                               ------------------------ ------------ -------------

                            Total                                        -           -            -           -
                                                               ======================== ============ =============